Exhibit 23.4

12/F, Huacheng International Development Tower, No. 308 Fuchun Road,

Hangzhou, Zhejiang Province, 310020, PRC

Hailiang Education Group Inc.

1508 Binsheng Road, Binjiang District,

Hangzhou City, Zhejiang 310051

People’s Republic of China

Dear Sirs,

We hereby consent to the use of our name under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus included in the registration statement on Form F-3, originally filed by Hailiang Education Group Inc. on December 22, 2017 with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended.

Yours faithfully,

/s/ Allbright Law Offices Hangzhou Office

AllBright Law Offices Hangzhou Office